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                                                                    Exhibit 3.13

                                                                          PAGE 1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NRG SABINE RIVER WORKS GP LLC" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF FORMATION, FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 2000, AT 10 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.


                             [DELAWARE STATE SEAL]

                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

3315045 8100E                           AUTHENTICATION: 0839996

001613341                                         DATE: 12-07-00
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                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                  FILED 10:00 AM 11/13/2000
                                                     001568485 - 3315045



                            CERTIFICATE OF FORMATION
                                       OF
                         NRG SABINE RIVER WORKS GP LLC


     The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

     1. Name: The name of the limited liability company is NRG Sabine River Works GP LLC.

     2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. Organizer: The name and address of the sole organizer of the limited liability company is Karin M. Wentz, NRG Energy, Inc., 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Sabine River Works GP LLC this 9th day of November, 2000.


                                   /s/ Karin Wentz
                                   -----------------------------
                                   Karin M. Wentz
                                   Authorized Person